                                                                   EXHIBIT 10(c)

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

                  The Employment Agreement by and between FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (the "Company"), and HENRIQUE DE CAMPOS MEIRELLES (the "Executive"), dated as of March 14, 1999 (the "Agreement") is hereby amended, effective as of March 14, 2000, as set forth below.

         1. Section 5(a)(i)(A) of the Agreement is hereby restated in its entirety to read as follows:

                  (A) the "Severance Payments" as defined in Section 6.1 of the Prior Agreement (including without limitation payment to the Executive on account of the items described in paragraph (C) of such Section 6.1), representing the amounts and benefits to which the Executive would have been entitled under the Prior Agreement, as determined by the Auditor (as defined in Section 5(d)) no later than 30 days after the execution of this Agreement, plus interest from the Effective Date to the date of the payment of such Severance Payments (the "Interest Term"), at an annual rate equal to the "prime" rate as in effect from time to time (subject to the limitation that the average interest rate used during the Interest Term shall in no event exceed 10%), compounded daily (the "New Severance Payment"), provided that, notwithstanding the foregoing, if the Executive's employment is terminated other than by the Company without Cause or by the Executive for Good Reason prior to the second anniversary of the Effective Date, the Executive shall not be entitled to receive the New Severance Payment and shall instead be entitled to receive the Severance Payments as defined in Section 6.1 of the Prior Agreement without interest thereon and, provided, further that the Executive may elect to reduce the Severance Payments by the amount described in paragraph (B) of Section 6.1 of the Prior Agreement and, in lieu thereof, receive for a period of three years following the Date of Termination the continuation of the benefits described in Section 3(f)(ii); and

         2. Section 5(b) of the Agreement is hereby amended by adding the following sentence at the end thereof.

                  Notwithstanding anything contained in this Agreement to the contrary, if the Executive voluntarily terminates employment, other than for Good Reason, prior to the second anniversary of the Effective Date, the Executive shall not be entitled to receive the New Severance Payment and shall instead be entitled to receive the Severance Payments as defined in
                  Section 6.1 of the Prior Agreement without interest thereon.

                  IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to the Agreement to be entered into, as of the day and year set forth above.

                      /s/ HENRIQUE DE CAMPOS MEIRELLES
                      --------------------------------
                      HENRIQUE DE CAMPOS MEIRELLES


                      FLEET BOSTON CORPORATION


                      By:  /s/ EUGENE M. MCQUADE
                           ---------------------------
                           Title: VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                                  -----------------------------------------

                       [FleetBoston Financial Letterhead]




                                                       March 6, 2000

Henrique de Campos Meirelles
President of Global Banking and Financial Services
Fleet Boston Corporation
One Federal Street
Boston, Massachusetts  02110

Dear Henrique:

                  This letter is to confirm our understanding that, in the event of a termination of your employment with Fleet Boston Corporation prior to the second anniversary of the Effective Date (as defined in Section 1 of the Employment Agreement between you and Fleet Boston Corporation (formerly Fleet Financial Group, Inc.), dated March 14, 1999, as amended (the "Employment Agreement")) due to your death or Disability (as defined in Section 4(a) of the Employment Agreement) that entitles you to receive the payments set forth in
Section 5(a)(i) of the Employment Agreement, you, or in the event of your death your legal representative, will be entitled to receive the New Severance Payment (as defined in Section 5(a)(i)(A) of the Employment Agreement), notwithstanding anything to the contrary contained in Section 5(a)(i)(A) of the Employment Agreement.

                  As acknowledgement of this understanding, please return a signed copy of this letter to Jannene Wagner.

                              Sincerely,

                              /s/ EUGENE M. MCQUADE

                              Eugene M. McQuade


Acknowledged and Agreed:

/s/ HENRIQUE DE CAMPOS MEIRELLES    Dated:  March 14, 2000
--------------------------------